Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
TUESDAY, JULY 30, 2013

LIBBEY INC. ANNOUNCES RECORD SECOND QUARTER 2013 FINANCIAL RESULTS

Ongoing progress on Libbey 2015 strategic plan results in best second quarter gross profit margin since 2001 Results also include record adjusted income from operations and adjusted EBITDA

TOLEDO, OHIO, JULY 30, 2013--Libbey Inc. (NYSE MKT: LBY) today reported results for the second quarter-ended June 30, 2013.

Second Quarter Financial Highlights

•	Sales for the second quarter were $209.9 million, compared to $209.2 million for the second quarter of 2012, an increase of 0.3 percent (a decrease of 1.1 percent excluding currency fluctuation).

•	Net income grew to $12.4 million from a loss of $10.1 million in the second quarter of 2012.

•	Adjusted income from operations grew 8.6 percent, to $31.5 million from $29.0 million in the year-ago quarter, increasing to an all-time record for any quarter in Company history.

•	Adjusted EBITDA increased 5.8 percent to an all-time record for the Company of $42.0 million (see Tables 1 and 3), compared to $39.7 million for the second quarter of 2012.

“While lower sales in the high volume retail and business-to-business channels of distribution in the U.S. and Canada contributed to overall flat sales for the quarter, we are very encouraged by sales increases in our other end markets, including EMEA, Asia Pacific and Mexico and Latin America. The key component of our story, however, is our continued success in cost reductions, which resulted in record adjusted income from operations and adjusted EBITDA. This performance is even more notable, given that we had a significant amount of underutilized capacity throughout the Americas during the quarter related to the planned realignment of our production," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

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Libbey Inc.

“With six consecutive quarters of year-over-year improvement, we have demonstrated success in improving our cost structure, making productivity improvements, leveraging our advantaged businesses and strengthening our balance sheet. While capacity utilization will have an even greater impact during the third quarter as we continue to make progress in realigning our production in the Americas, we expect to see continued improvement in adjusted EBITDA and margins for the full-year 2013 as capacity utilization improves in the fourth quarter.”

Second Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $141.8 million, compared to $148.6 million in the second quarter of 2012, a decrease of 4.6 percent (6.1 percent excluding currency fluctuation). Sales performance was led by a 3.5 percent increase in sales within our Mexican and Latin American end market (a decrease of 1.7 percent excluding currency impact) and a 1.8 percent increase in our U.S. and Canada foodservice glassware channel. However, even with the improvement in foodservice sales, overall sales within our US and Canada end market were lower by 7.8 percent.

•	Sales in the EMEA segment increased 12.6 percent (10.9 percent excluding currency impact) to $38.0 million, compared to $33.7 million in the second quarter of 2012.

•
Sales in Other were $30.1 million, compared to $26.9 million in the prior-year quarter. This increase was largely the result of a 13.4 percent increase in sales to Syracuse China and World Tableware customers, as well as an 8.1 percent increase in sales (6.3 percent excluding currency impact) in the Asia Pacific end market.

•	Interest expense decreased by $1.8 million to $8.1 million, compared to $9.9 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was an expense of 28.2 percent for the quarter-ended June 30, 2013, compared to a benefit of 12.8 percent for the quarter-ended June 30, 2012. The effective tax rate was influenced by jurisdictions with recorded valuation allowances and changes in the mix of earnings with differing statutory rates.

Six-Month Financial Highlights

•	Sales for the first six months of 2013 were $393.4 million, compared to $397.1 million for the first half of 2012, a decrease of 0.9 percent (or 1.9 percent excluding currency fluctuation).

•	Net income for the first six months of 2013 grew to $14.4 million, compared to a net loss of $9.5 million during the first half of 2012.

•	Adjusted EBITDA increased 5.6 percent to $68.2 million, compared to $64.6 million for the first half of 2012.

Sixth-Month Segment Sales and Operational Review

•
Sales in the Americas segment were $265.4 million, compared to $278.3 million in the first six months of 2012, a decrease of 4.6 percent (5.7 percent excluding currency fluctuation). Sales performance was led by a 4.0 percent increase in sales within our Mexican and Latin American end market (0.5 percent excluding currency impact), offset by an 8.1 percent decrease within our US and Canada end market.

•	Sales in the EMEA segment increased 11.9 percent (10.7 percent excluding currency impact) to $72.2 million, compared to $64.5 million in the first half of 2012.

•
Sales in Other were $55.8 million, compared to $54.3 million in the prior-year period. This increase was largely the result of a 9.8 percent increase in sales to Syracuse China and World Tableware customers,

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Libbey Inc.

offset by a 10.2 percent decrease in sales (11.1 percent excluding currency impact) in the Asia Pacific end market.

•	Interest expense decreased by $3.8 million to $16.6 million, compared to $20.4 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was 27.8 percent for the six months ended June 30, 2013, compared to 23.3 percent for the six months ended June 30, 2012. The effective tax rate was influenced by jurisdictions with recorded valuation allowances and changes in the mix of earnings with differing statutory rates.

Balance Sheet and Liquidity

•	Libbey repaid $45.0 million of its senior notes in May 2013 and realized a net reduction in debt outstanding of over $35.0 million during the quarter.

•
Libbey reported that it had available capacity of $68.8 million under its ABL credit facility as of June 30, 2013, with $9.8 million in loans currently outstanding. The Company also had cash on hand of $10.5 million at June 30, 2013.

•
As of June 30, 2013, working capital, defined as inventories and accounts receivable less accounts payable, was $208.1 million, compared to $200.6 million at June 30, 2012. This increase in working capital resulted from higher inventories and receivables, partially offset by higher accounts payable.

Sherry Buck, chief financial officer, added, "This quarter, the sixth consecutive quarter of margin and adjusted EBITDA improvement, represents continued progress on the journey to execute our Libbey 2015 strategy. The first six-month results, including our May 2013 repayment of $45 million of our senior notes, keep us solidly on track to further reduce costs, strengthen our balance sheet, meet the objectives laid out in our plan and position Libbey's global business for long-term success."

Supplier Awards from Sysco Corporation and the Edward Don Company

Libbey also announced that Sysco Corporation, the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home, has named Libbey as a "Supplier of Excellence." In addition, on June 28, 2013, the Edward Don Company, a leading distributor of foodservice equipment and supplies, recognized Libbey Inc. as one of only three recipients of their Outstanding Supplier Award. These two customer awards are the latest of many that Libbey has received in the last several years.

Commenting on these achievements, Ms. Streeter said, "We are proud to once again be recognized as best in class by our customers. With ever-increasing competitive pressures in this challenging economic environment, this recognition confirms the strength of our brands and the quality of the service we provide our customers."

Webcast Information

Libbey will hold a conference call for investors on Tuesday, July 30, 2013, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 14 days after the conclusion of the call.

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Libbey Inc.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2012, Libbey Inc.'s net sales totaled $825.3 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 18, 2013. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended June 30,
	2013	2012
Net sales	$209,904	$209,247
Freight billed to customers	771	759
Total revenues	210,675	210,006
Cost of sales (1)	153,213	153,659
Gross profit	57,462	56,347
Selling, general and administrative expenses (1)	29,635	27,378
Special charges (1)	(85)	—
Income from operations	27,912	28,969
Loss on redemption of debt (1)	(2,518)	(31,075)
Other income	51	427
Earnings (loss) before interest and income taxes	25,445	(1,679)
Interest expense	8,126	9,957
Income (loss) before income taxes	17,319	(11,636)
Provision (benefit) for income taxes (1)	4,883	(1,493)
Net income (loss)	$12,436	$(10,143)

Net income (loss) per share:
Basic	$0.58	$(0.49)
Diluted	$0.57	$(0.49)

Weighted average shares:
Outstanding	21,289	20,838
Diluted	21,943	20,838

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Six months ended June 30,
	2013	2012
Net sales	$393,380	$397,076
Freight billed to customers	1,523	1,467
Total revenues	394,903	398,543
Cost of sales (1)	295,209	299,140
Gross profit	99,694	99,403
Selling, general and administrative expenses (1)	56,032	55,504
Special charges (1)	4,229	—
Income from operations	39,433	43,899
Loss on redemption of debt (1)	(2,518)	(31,075)
Other expense	(384)	(164)
Earnings before interest and income taxes	36,531	12,660
Interest expense	16,561	20,365
Income (loss) before income taxes	19,970	(7,705)
Provision for income taxes (1)	5,545	1,797
Net income (loss)	$14,425	$(9,502)

Net income (loss) per share:
Basic	$0.68	$(0.46)
Diluted	$0.66	$(0.46)

Weighted average shares:
Outstanding	21,202	20,804
Diluted	21,707	20,804

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS:
Cash and cash equivalents	$10,544	$67,208
Accounts receivable — net	91,482	80,850
Inventories — net	175,911	157,549
Other current assets	20,000	12,997
Total current assets	297,937	318,604

Pension asset	10,525	10,196
Goodwill and purchased intangibles — net	186,785	186,794
Property, plant and equipment — net	253,800	258,154
Other assets	24,133	28,428
Total assets	$773,180	$802,176

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$59,309	$65,712
Accrued liabilities	74,498	84,268
Pension liability (current portion)	602	613
Non-pension postretirement benefits (current portion)	4,739	4,739
Other current liabilities	3,292	5,915
Long-term debt due within one year	14,242	4,583
Total current liabilities	156,682	165,830

Long-term debt	415,506	461,884
Pension liability	61,794	60,909
Non-pension postretirement benefits	67,314	71,468
Other liabilities	19,002	17,609
Total liabilities	720,298	777,700

Common stock and capital in excess of par value	318,538	313,586
Retained deficit	(133,645)	(148,070)
Accumulated other comprehensive loss	(132,011)	(141,040)
Total shareholders’ equity	52,882	24,476
Total liabilities and shareholders’ equity	$773,180	$802,176

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$12,436	$(10,143)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,623	10,288
Loss on asset sales and disposals	31	168
Change in accounts receivable	(4,836)	(2,078)
Change in inventories	(7,857)	(9,925)
Change in accounts payable	1,428	630
Accrued interest and amortization of discounts and finance fees	(7,521)	(279)
Call premium on senior notes	1,350	23,602
Write-off of finance fee & discounts on senior notes and ABL	1,168	10,975
Pension & non-pension postretirement benefits	1,504	(82,019)
Restructuring charges	(659)	—
Accrued liabilities & prepaid expenses	(793)	7,308
Income taxes	(2,553)	(2,097)
Share-based compensation expense	1,485	1,138
Other operating activities	2,579	11
Net cash provided by (used in) operating activities	9,385	(52,421)

Investing activities:
Additions to property, plant and equipment	(10,889)	(5,386)
Proceeds from asset sales and other	4	239
Net cash used in investing activities	(10,885)	(5,147)

Financing activities:
Borrowings on ABL credit facility	30,400	—
Repayments on ABL credit facility	(20,600)	—
Other repayments	(55)	(9,568)
(Payments on) proceeds from 6.875% senior notes	(45,000)	450,000
Payments on 10% senior notes	—	(360,000)
Call premium on senior notes	(1,350)	(23,602)
Stock options exercised	2,511	12
Debt issuance costs and other	—	(12,154)
Net cash (used in) provided by financing activities	(34,094)	44,688

Effect of exchange rate fluctuations on cash	189	(361)
Decrease in cash	(35,405)	(13,241)

Cash at beginning of period	45,949	32,818
Cash at end of period	$10,544	$19,577

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six months ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$14,425	$(9,502)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	22,397	20,824
Loss on asset sales and disposals	33	167
Change in accounts receivable	(10,879)	(474)
Change in inventories	(18,492)	(22,091)
Change in accounts payable	(6,317)	(4,588)
Accrued interest and amortization of discounts and finance fees	610	(7,654)
Call premium on senior notes	1,350	23,602
Write-off of finance fee & discounts on senior notes and ABL	1,168	10,975
Pension & non-pension postretirement benefits	5,204	(82,579)
Restructuring charges	3,655	—
Accrued liabilities & prepaid expenses	(16,585)	(2,028)
Income taxes	(4,179)	(120)
Share-based compensation expense	2,309	1,865
Other operating activities	2,006	84
Net cash used in operating activities	(3,295)	(71,519)

Investing activities:
Additions to property, plant and equipment	(19,771)	(11,832)
Proceeds from asset sales and other	8	419
Net cash used in investing activities	(19,763)	(11,413)

Financing activities:
Borrowings on ABL credit facility	30,400	—
Repayments on ABL credit facility	(20,600)	—
Other repayments	(114)	(9,962)
(Payments on) proceeds from 6.875% senior notes	(45,000)	450,000
Payments on 10% senior notes	—	(360,000)
Call premium on senior notes	(1,350)	(23,602)
Stock options exercised	3,048	40
Debt issuance costs and other	—	(12,154)
Net cash (used in) provided by financing activities	(33,616)	44,322

Effect of exchange rate fluctuations on cash	10	(104)
Decrease in cash	(56,664)	(38,714)

Cash at beginning of period	67,208	58,291
Cash at end of period	$10,544	$19,577

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended June 30,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$209,904	$—	$209,904	$209,247	$—	$209,247
Freight billed to customers	771	—	771	759	—	759
Total revenues	210,675	—	210,675	210,006	—	210,006
Cost of sales	153,213	1,133	152,080	153,659	—	153,659
Gross profit	57,462	(1,133)	58,595	56,347	—	56,347
Selling, general and administrative expenses	29,635	2,496	27,139	27,378	—	27,378
Special charges	(85)	(85)	—	—	—	—
Income from operations	27,912	(3,544)	31,456	28,969	—	28,969
Loss on redemption of debt	(2,518)	(2,518)	—	(31,075)	(31,075)	—
Other income	51	—	51	427	—	427
Earnings (loss) before interest and income taxes	25,445	(6,062)	31,507	(1,679)	(31,075)	29,396
Interest expense	8,126	—	8,126	9,957	—	9,957
Income (loss) before income taxes	17,319	(6,062)	23,381	(11,636)	(31,075)	19,439
Provision for income taxes	4,883	(58)	4,941	(1,493)	—	(1,493)
Net income (loss)	$12,436	$(6,004)	$18,440	$(10,143)	$(31,075)	$20,932

Net income (loss) per share:
Basic	$0.58	$(0.28)	$0.87	$(0.49)	$(1.49)	$1.00
Diluted	$0.57	$(0.27)	$0.84	$(0.49)	$(1.49)	$0.98

Weighted average shares:
Outstanding	21,289			20,838
Diluted	21,943			20,838		21,276

	Three months ended June 30, 2013					Three months ended June 30, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Abandoned Property	Pension Settlement	Finance Fees(2)	Total Special Items	Finance Fees(2)	Total Special Items
Cost of sales	$1,133	$—	$—	$—	$1,133	$—	$—
SG&A	—	1,781	715	—	2,496	—	—
Special charges	(85)	—	—	—	(85)	—	—
Loss on redemption of debt	—	—	—	2,518	2,518	31,075	31,075
Income taxes	352	(146)	(58)	(206)	(58)	—	—
Total Special Items	$1,400	$1,635	$657	$2,312	$6,004	$31,075	$31,075

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.
(2) Finance fees for the three months ended June 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013. Finance Fees for the three months ended June 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Six Months
(dollars in thousands, except per-share amounts)
(unaudited)
	Six months ended June 30,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$393,380	$—	$393,380	$397,076	$—	$397,076
Freight billed to customers	1,523	—	1,523	1,467	—	1,467
Total revenues	394,903	—	394,903	398,543	—	398,543
Cost of sales	295,209	1,699	293,510	299,140	—	299,140
Gross profit	99,694	(1,699)	101,393	99,403	—	99,403
Selling, general and administrative expenses	56,032	2,496	53,536	55,504	—	55,504
Special charges	4,229	4,229	—	—	—	—
Income from operations	39,433	(8,424)	47,857	43,899	—	43,899
Loss on redemption of debt	(2,518)	(2,518)	—	(31,075)	(31,075)	—
Other expense	(384)	—	(384)	(164)	—	(164)
Earnings before interest and income taxes	36,531	(10,942)	47,473	12,660	(31,075)	43,735
Interest expense	16,561	—	16,561	20,365	—	20,365
Income (loss) before income taxes	19,970	(10,942)	30,912	(7,705)	(31,075)	23,370
Provision for income taxes	5,545	(895)	6,440	1,797	—	1,797
Net income (loss)	$14,425	$(10,047)	$24,472	$(9,502)	$(31,075)	$21,573

Net income (loss) per share:
Basic	$0.68	$(0.47)	$1.15	$(0.46)	$(1.49)	$1.04
Diluted	$0.66	$(0.46)	$1.13	$(0.46)	$(1.49)	$1.02

Weighted average shares:
Outstanding	21,202			20,804
Diluted	21,707			20,804		21,228

	Six months ended June 30, 2013					Six months ended June 30, 2012
Special Items Detail - (Income) Expense:	Restructuring Charges(1)	Abandoned Property	Pension Settlement	Finance Fees (2)	Total Special Items	Finance Fees (2)	Total Special Items
Cost of sales	$1,699	$—	$—	$—	$1,699	$—	$—
SG&A	—	1,781	715	—	2,496	—	—
Special charges	4,229	—	—	—	4,229	—	—
Loss on redemption of debt	—	—	—	2,518	2,518	31,075	31,075
Income taxes	(485)	(146)	(58)	(206)	(895)	—	—
Total Special Items	$5,443	$1,635	$657	$2,312	$10,047	$31,075	$31,075

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.
(2) Finance fees for the six months ended June 2013 include the write-off of unamortized finance fees and call premium payments on the $45.0 million senior notes redeemed in May 2013. Finance fees for the six months ended June 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap.

Table 3
Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Reported net income (loss)	$12,436	$(10,143)	$14,425	$(9,502)
Add:
Interest expense	8,126	9,957	16,561	20,365
Provision for (benefit from) income taxes	4,883	(1,493)	5,545	1,797
Depreciation and amortization	11,623	10,288	22,397	20,824
EBITDA	37,068	8,609	58,928	33,484
Add: Special items before interest and taxes	6,062	31,075	10,942	31,075
Less: Depreciation expense included in special items and also in depreciation and amortization above	(1,133)	—	(1,699)	—
Adjusted EBITDA	$41,997	$39,684	$68,171	$64,559

Table 4
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(dollars in thousands)
	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net cash provided by (used in) operating activities	$9,385	$(52,421)	$(3,295)	$(71,519)
Capital expenditures	(10,889)	(5,386)	(19,771)	(11,832)
Proceeds from asset sales and other	4	239	8	419
Free Cash Flow	$(1,500)	$(57,568)	$(23,058)	$(82,932)

Table 5
Summary Business Segment Information
(dollars in thousands)
	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net Sales:
Americas (1)	$141,815	$148,584	$265,350	$278,259
EMEA (2)	37,981	33,723	72,223	64,515
Other (3)	30,108	26,940	55,807	54,302
Consolidated	$209,904	$209,247	$393,380	$397,076

Segment Earnings Before Interest & Taxes (Segment EBIT) (4) :
Americas (1)	$32,498	$31,014	$50,650	$46,688
EMEA (2)	569	302	(914)	(278)
Other (3)	4,367	5,508	8,164	10,633
Segment EBIT	$37,434	$36,824	$57,900	$57,043

Reconciliation of Segment EBIT to Net Income (Loss):
Segment EBIT	$37,434	$36,824	$57,900	$57,043
Retained corporate costs (5)	(5,927)	(7,428)	(10,427)	(13,308)
Consolidated Adjusted EBIT	31,507	29,396	47,473	43,735
Loss on redemption of debt	(2,518)	(31,075)	(2,518)	(31,075)
Pension settlement charge	(715)	—	(715)	—
Restructuring charges	(1,048)	—	(5,928)	—
Abandoned property	(1,781)	—	(1,781)	—
Special Items before interest and taxes	(6,062)	(31,075)	(10,942)	(31,075)
Interest expense	(8,126)	(9,957)	(16,561)	(20,365)
Income taxes	(4,883)	1,493	(5,545)	(1,797)
Net income (loss)	$12,436	$(10,143)	$14,425	$(9,502)

Depreciation & Amortization:
Americas (1)	$7,321	$6,021	$13,849	$12,203
EMEA (2)	2,507	2,466	4,993	5,014
Other (3)	1,407	1,414	2,790	2,831
Corporate	388	387	765	776
Consolidated	$11,623	$10,288	$22,397	$20,824

(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having and end market destination in Europe, the Middle East and Africa.
(3) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific and worldwide sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs.
(5) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.